Exhibit 99.1

BIOLASE REPORTS CONTINUED GROWTH FOR FOURTH QUARTER AND FULL YEAR 2021

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Robust Balance Sheet to Execute Growth Strategies in 2022
•
Full Year 2022 Revenue Growth Outlook +10%

Lake Forest, Calif., March 17, 2022 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

2021 Fourth Quarter and Recent Highlights

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Total revenue was 12.4 million, up 46% year over year
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Total revenue also increased 22% over fourth quarter 2019 pre-COVID results
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U.S. laser sales increased 39% year over year and U.S. consumable sales increased 40% year over year, driven by significantly increased procedures using BIOLASE lasers
•
International laser sales increased 87% year over year and international consumable sales increased 29% year over year, driven by significantly increased procedures using BIOLASE lasers
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Higher average selling price and sales volumes resulted in 40% gross margin for the quarter, a significant improvement from a year ago
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Continued momentum with new customers and dental specialists
•
FDA clearance received for the new EdgePRO laser, which was co-developed with EdgeEndo, a global leader in commercializing products for the endodontics market
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Maintained robust balance sheet with cash and cash equivalents of $30.0 million on December 31, 2021

"Our strong fourth quarter and full year performance reflects the rising demand for our industry-leading dental lasers," commented John Beaver, President and Chief Executive Officer. “Furthermore, our robust balance sheet and continued business momentum allowed us to enter 2022 in a favorable position to achieve our operating objectives for the year.

“With only about 7% of the U.S. dental community currently using dental lasers, we are confident in our ability to drive further adoption of this new standard of care. The positive clinical data published in 2021 on the use of dental lasers, combined with the launch of our specialist academies for endodontists, periodontists, pediatric dentists, and dental hygienists is generating increased adoption of laser technology. These initiatives, along with the continued success of our Waterlase Exclusive Trial Programs and our further penetration into the DSO space, positions us for continued revenue growth in 2022. With every one percentage point increase in market adoption of laser technology in the U.S. alone, we estimate it will generate an additional $50 million in revenue for BIOLASE, assuming we keep our same 60% market share.”

2021 Fourth Quarter Financial Results

Net revenue for the fourth quarter of 2021 was $12.4 million, an increase of 46% year over year. Compared to the fourth quarter of 2019, which was the last full quarter prior to the impact of the COVID-19 pandemic, revenue increased 22% from $10.2 million. U.S. laser revenue was $5.3 million for the fourth quarter of 2021, up 39% when compared to U.S. laser revenue of $3.8 million for the fourth quarter of 2020. U.S. consumables and other revenue for the fourth quarter of 2021, which consists of revenue from consumable products such as disposable tips, increased 40% compared to the fourth quarter of 2020. Outside the U.S., laser revenue increased 87% to $3.1 million for the fourth quarter of 2021 compared to $1.7 million for the fourth quarter of 2020, and consumables and other revenue increased 29% year over year.

Gross margin for the fourth quarter of 2021 was 40%, compared to 19% for the fourth quarter of 2020. The higher gross margin reflects the increase in revenue relative to the Company’s fixed costs as well as higher average

U.S. selling prices of its lasers. Total operating expenses were $9.3 million for the fourth quarter of 2021 compared to $7.1 million for the fourth quarter of 2020. Operating loss for the fourth quarter of 2021 was $4.4 million, compared to an operating loss of $5.5 million in the fourth quarter of 2020.

Full Year 2021 Financial Results

Net revenue for the year ended December 31, 2021 was $39.2 million, an increase of 72% compared to net revenue of $22.8 million for the year ended December 31, 2020, and an increase of 4% compared to the net revenue of $37.8 million for the year ended December 31, 2019. U.S. laser revenue was $14.8 million for the year ended December 31, 2021, an increase of 77% compared to U.S. laser revenue of $8.3 million for the year ended December 31, 2020. U.S. consumables and other revenue for the year ended December 31, 2021, which consists of revenue from consumable products such as disposable tips, increased 63% year over year. International laser revenue increased 155% to $10.3 million for the year ended December 31, 2021, compared to $4.0 million for the year ended December 31, 2020.

Gross margin for the year ended December 31, 2021 was 42% compared to 27% for the year ended December 31, 2020. Total operating expenses were $33.0 million for the year ended December 31, 2021, compared to $24.7 million for the year ended December 31, 2020, a 33% increase year over year. Operating loss for the year ended December 31, 2021 was $16.4 million, compared to an operating loss of $18.5 million for the year ended December 31, 2020, a decrease of 11% year over year.

The Company maintained a robust balance sheet and had cash and cash equivalents of approximately $30.0 million on December 31, 2021. The Company believes it has sufficient financial resources to execute its near and long-term growth strategies.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss for the fourth quarter of 2021 was $5.3 million, or $0.03 per share, compared to a net loss of $6.1 million, or $0.07 per share, for the fourth quarter of 2020. Adjusted EBITDA loss for the fourth quarter of 2021 was $4.3 million, or $0.03 per share, compared with Adjusted EBITDA loss of $4.5 million, or $0.05 per share, for the fourth quarter of 2020.

Net loss attributable to common stockholders for the year ended December 31, 2021 was $16.7 million, or $0.11 per share, compared to a net loss of $34.2 million, or $0.56 per share, for the year ended December 31, 2020. Adjusted EBITDA for the year ended December 31, 2021 was a loss of $14.7 million, or $0.10 per share, compared with an Adjusted EBITDA loss of $13.4 million, or $0.22 per share, for the year ended December 31, 2020.

2022 First Quarter and Full Year Revenue Guidance

Based on currently available information and the continued operating momentum the Company has experienced so far this year, BIOLASE is anticipating first quarter net revenue to exceed $9.0 million, which would represent growth of at least 11% year over year. The Company expects full year net revenue to increase at least 10% from 2021 levels.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and full year ended December 31, 2021 and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S. and Canada is (888) 254-3590. For participants outside the U.S. and Canada, the dial-in number is +1

(323) 794-2551. For all callers, refer to the Conference ID 9127979. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 301 patented and 38 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 43,300 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth during the first quarter of 2022, expected revenue growth during 2022 and beliefs regarding its financial resources. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report filed on Form 10-K and quarterly report filed on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net revenue	$12,407	$8,520	$39,188	$22,780
Cost of revenue	7,501	6,915	22,659	16,607
Gross profit	4,906	1,605	16,529	6,173
Operating expenses:
Sales and marketing	5,024	3,767	15,339	11,242
General and administrative	2,644	2,326	11,258	9,772
Engineering and development	1,542	1,051	6,048	3,695
Loss on patent litigation settlement	125	—	315	—
Total operating expenses	9,335	7,144	32,960	24,709
Loss from operations	(4,429)	(5,539)	(16,431)	(18,536)
Gain (Loss) on foreign currency transactions	(280)	47	(452)	(21)
Interest expense, net	(498)	(577)	(2,224)	(2,359)
Gain on debt forgiveness	—	—	3,014	—
Other income, net	—	6	—	4,215
Non-operating gain (loss), net	(778)	(524)	338	1,835
Loss before income tax provision	(5,207)	(6,063)	(16,093)	(16,701)
Income tax provision	(72)	(79)	(65)	(128)
Net loss	(5,279)	(6,142)	(16,158)	(16,829)

Net loss	$(5,279)	$(6,142)	$(16,158)	$(16,829)
Deemed dividend on convertible preferred stock	—	—	(546)	(17,378)
Net loss attributable to common stockholders	$(5,279)	$(6,142)	$(16,704)	$(34,207)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(0.03)	$(0.07)	$(0.11)	$(0.56)
Shares used in the calculation of net loss per share:
Basic and Diluted	153,491	93,211	147,746	61,136

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$29,972	$17,564
Restricted cash	203	312
Accounts receivable, less allowance of $2,154 and $4,017 as of December 31, 2021 and 2020, respectively	4,238	3,059
Inventory	12,929	11,157
Prepaid expenses and other current assets	2,012	3,018
Total current assets	49,354	35,110
Property, plant, and equipment, net	1,067	782
Goodwill	2,926	2,926
Right of use asset	1,717	1,976
Other assets	220	231
Total assets	$55,284	$41,025
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,309	$2,651
Accrued liabilities	8,276	6,667
Deferred revenue, current portion	2,259	1,905
Term loan, net of discount	—	—
Total current liabilities	13,844	11,223
Deferred revenue	329	374
Warranty accrual	521	384
Non current term loans, net of discount	13,603	16,186
Non current operating lease liability	1,449	1,774
Other liabilities	330	1,056
Total liabilities	30,076	30,997
Stockholders' equity:
Series F Preferred stock, par value $0.001 per share	34	118
Common stock, par value $0.001 per share	154	98
Additional paid-in capital	293,177	261,573
Accumulated other comprehensive loss	(623)	(385)
Accumulated deficit	(267,534)	(251,376)
Total stockholders' equity	25,208	10,028
Total liabilities and stockholders' equity	$55,284	$41,025

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended
	December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(16,158)	$(16,829)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	400	499
Provision for bad debts	(202)	1,328
Provision for sales returns	—	87
Provision for inventory excess and obsolescence	(275)	(591)
Inventory disposals and recoveries, net	(122)	1,300
Amortization of discount on lines of credit	159	165
Amortization of debt issuance costs	356	331
Patent litigation mark-to-market	315	—
Change in fair value of warrants	—	(5,850)
Issuance of restricted shares	164	—
Issuance costs for common stock warrants	—	1,641
Stock-based compensation	1,662	3,370
Gain on debt forgiveness	(3,014)	—
Changes in operating assets and liabilities:
Accounts receivable	(978)	4,286
Inventory	(1,375)	(871)
Prepaid expenses and other current assets	285	825
Accounts payable and accrued liabilities	1,765	(2,107)
Deferred revenue	308	(379)
Net cash and cash equivalents used in operating activities	(16,710)	(12,795)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(707)	(96)
Net cash and cash equivalents used in investing activities	(707)	(96)
Cash Flows from Financing Activities:
Proceeds from the issuance of common stock and June 2020 Warrants, net	14,420	6,912
Proceeds from the issuance of Series F Convertible Preferred Stock	—	2,700
Proceeds from the issuance of July 2020 Warrants	—	15,300
Payments of equity offering costs	(1,135)	(1,281)
Payment of July 2020 Warrant issuance costs	—	(1,640)
Borrowings on other long-term loans	—	3,140
Principal payment on term loan	—	(700)
Borrowings on credit facility	—	3,000
Payments of credit facility	—	(3,000)
Payments of debt issuance costs	(25)	(128)
Proceeds from the exercise of common stock warrants	16,562	46
Proceeds from exercise of stock options	132	—
Net cash and cash equivalents provided by financing activities	29,954	24,349
Effect of exchange rate changes	(238)	317
Increase in cash and cash equivalents	12,299	11,775
Cash, cash equivalents and restricted cash, beginning of year	17,876	6,101
Cash, cash equivalents and restricted cash, end of year	$30,175	$17,876
Supplemental cash flow disclosure:
Cash paid for interest	$1,771	$1,881
Cash received for interest	$56	$11
Cash paid for income taxes	$171	$22
Cash paid for operating leases	$246	$489
Non-cash settlement of liability	$510	$151
Non-cash right-of-use assets obtained in exchange for lease obligations	$48	$2,037
Equity financing costs in accounts payable	$—	$74
Deemed dividend on preferred stock	$546	$17,378
Forgiveness of debt	$—	$10
Receivable from warrants exercised and included in prepaid and other current assets	$(1,498)	$1,498
Warrants issued in connection with debt instruments	$—	$67

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, allowance for doubtful accounts, loss on patent litigation settlement, stock-based and other non-cash compensation, debt forgiveness, and other income, net. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders	$(5,279)	$(6,142)	$(16,704)	$(34,207)
Deemed dividend on convertible preferred stock	—	—	546	17,378
GAAP net loss	$(5,279)	$(6,142)	$(16,158)	$(16,829)
Adjustments:
Interest expense, net	498	577	2,224	2,359
Income tax provision	72	79	65	128
Depreciation and amortization	116	(28)	400	499
Change in allowance for doubtful accounts	(44)	65	(202)	1,328
Loss on patent litigation settlement	125	—	315	—
Stock-based and other non-cash compensation	174	1,003	1,662	3,370
Gain on debt forgiveness	—	—	(3,014)	—
Other income, net	—	(6)	—	(4,215)
Adjusted EBITDA	$(4,338)	$(4,452)	$(14,708)	$(13,360)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.03)	$(0.07)	$(0.11)	$(0.56)
Deemed dividend on convertible preferred stock	—	—	—	0.28
GAAP net loss per share, basic and diluted	$(0.03)	$(0.07)	$(0.11)	$(0.28)
Adjustments:
Interest expense, net	—	0.01	0.02	0.04
Income tax provision	—	—	—	—
Depreciation and amortization	—	—	—	0.01
Change in allowance for doubtful accounts	—	—	—	0.02
Loss on patent litigation settlement	—	—	—	—
Stock-based and other non-cash compensation	—	0.01	0.01	0.06
Gain on debt forgiveness	—	—	(0.02)	—
Other income, net	—	—	—	(0.07)
Adjusted EBITDA per share, basic and diluted	$(0.03)	$(0.05)	$(0.10)	$(0.22)